Exhibit 10.205

TERMINATION AGREEMENT

This Termination Agreement (the “Agreement”), dated as of this 25th day of June, 2004, by and between PPD Development, LP, a Texas limited partnership (“PPD Development”), and W. Richard Staub (“Employee”).

WHEREAS, PPD Development and Employee are parties to that certain Employment Agreement dated May 1, 2002, as amended by (i) that certain Amendment No. 1 to Employment Agreement dated June 1, 2002, (ii) that certain Amendment No. 2 to Employment Agreement dated January 1, 2003, and (iii) that certain Amendment No. 3 to Employment Agreement dated January 1, 2004 (the “Employment Agreement”); and

WHEREAS, the term of the Employment Agreement is scheduled to expire on December 31, 2004; and

WHEREAS, Employee desires to terminate his employment with PPD Development prior to the expiration of the current term of the Employment Agreement and accept employment with PharmalinkFHI, Inc., a Delaware corporation (the “New Employer”), a competitor of PPD Development; and

WHEREAS, Employee has requested PPD Development to mutually terminate the Employment Agreement prior to the expiration of the current term, and PPD Development is willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and considerations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Termination of Employment Agreement. Subject to and upon the terms and conditions of this Agreement, the Employment Agreement shall be terminated effective August 13, 2004 (the “Termination Date”). PPD Development and Employee agree that Employee shall take paid-time-off beginning June 28, 2004 and continuing through the Termination Date, that such time off will exhaust Employee’s accrued and unused paid-time-off and that the Company shall have no further obligation to pay or otherwise compensate Employee in any manner for any accrued and unused vacation or paid-time-off.

2. Effect of Termination; Survival. From and after the Termination Date, neither party hereto shall have any rights or obligations under the Employment Agreement, except that (i) the Company shall pay Employee’s base salary set forth in Section 3 of the Employment Agreement through the Termination Date, (ii) the Company shall reimburse Employee for any unreimbursed expenses pursuant to Section 10 of the Employment Agreement, (iii) the non-compete covenant in Section 6 of the Employment Agreement shall remain in full force and effect until December 31, 2004, except with respect to the New Employer, and (iv) the provisions of Sections 11 through 22, inclusive, of the Employment Agreement shall survive the termination thereof. Employee further acknowledges and agrees that the Proprietary Information and Inventions Agreement dated May 1, 2002 executed by Employee (the “Proprietary Agreement”) shall not be affected by the termination of the Employment Agreement, shall continue in full force and effect in accordance with the terms thereof and shall apply with respect to the New Employer.

3. Miscellaneous.

a. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be altered or amended except by writing signed by the parties.

b. This Agreement shall be governed by the laws of State of North Carolina.

c. This Agreement shall inure to the benefit of and be binding upon the PPD Development, Employee and their respective heirs, successors, assigns and personal representatives.

d. The parties agree that any dispute under this Agreement or the Employment Agreement shall be submitted to arbitration pursuant to Section 19 of the Employment Agreement.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed as of the date first hereinabove set forth.

PPD DEVELOPMENT, LP

By:	PPD GP, LLC
Its General Partner

By:	/s/ Fredric N. Eshelman
Name:	Fredric N. Eshelman
Title:	Chief Executive Officer

/s/ W. Richard Staub
W. Richard Staub